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                                                                     EXHIBIT 5.1

                          [Sidley & Austin Letterhead]

                               November 27, 1996


ToHQ, Inc.
5016 North Parkway Calabasas
Calabasas, California 91302


        Re:      70,000 shares of Common Stock, par value $.0001, of ToHQ, Inc.


Gentlemen:

                 We refer to the Registration Statement on Form S-8 (the "Registration Statement") being filed by ToHQ, Inc., a New York corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of 159,343 shares of common stock, par value $.0001 per share (the "Common Stock"), of the Company including the registration for reoffering and resale of 70,000 shares of Common Stock issued by the Company (the "Shares") and 89,343 shares of Common Stock which may be issued upon the exercise of an option granted pursuant to the Modification Agreement, dated as of July 1, 1996, by and between the Company and Jack Friedman (the "Plan"). This opinion is being delivered with respect to the Shares.

                 We have acted as special counsel to the Company in connection with the Plan and the issuance and sale of the Shares and have examined such records, documents and questions of law, and satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this opinion. In addition, we have examined the originals, or photocopies, of such other corporate records of the Company, certificates of public officials and of officers of the Company and such agreements, instruments and other documents as we have deemed necessary as a basis for the opinions expressed below. As to the questions of fact material to such opinions, we have, when relevant facts were not independently established by us, relied upon a certificate of the Company or its officers or of public officials.
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                 Based on the foregoing, we are of the opinion that the Shares are duly authorized, legally issued, fully paid and nonassessable.

                 We do not find it necessary for purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or "Blue Sky" laws of the various states to the sale of the Shares. This opinion is limited to the Business Corporation Law of the State of New York.

                 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm in the Registration Statement.


                                       Very truly yours,


                                       /s/ Sidley & Austin